   As filed with the Securities and Exchange Commission on September 28,1999
                                             Registration Nos. 333-    , 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    Form S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

  AirGate PCS, Inc.                       Delaware                         4812                       58-2422929
AGW Leasing Company, Inc.                 Delaware                         4812                       58-2441171
(Exact name of registrants as    (State or other jurisdiction     (Primary Standard Industry       (I.R.S. Employer
specified in their charters)    of incorporation or organization)  Classification Code Number)     Identification No.)

                               ----------------
            Harris Tower                           Thomas M. Dougherty
             Suite 1700                             AirGate PCS, Inc.
     233 Peachtree Street, N.E.                       Harris Tower
       Atlanta, Georgia 30303                          Suite 1700
           (404) 525-7272                      233 Peachtree Street, N.E.
  (Address, including zip code, and              Atlanta, Georgia 30303
  telephone number, including area                   (404) 525-7272
   code, of registrants' principal         (Name, address, including zip code,
         executive offices)               and telephone number, including area
                                               code, of agent for service)
                               ----------------
                                   Copies to:
       Mary M. Sjoquist, Esq.                     Gary P. Cullen, Esq.
    Joseph G. Passaic, Jr., Esq.          Skadden, Arps, Slate, Meagher & Flom
          Patton Boggs LLP                             (Illinois)
          2550 M Street, NW                       333 West Wacker Drive
        Washington, DC 20037                     Chicago, Illinois 60606
           (202) 457-6000                            (312) 407-0700
                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                               ----------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-79189-02 and 333-79189-01
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------

             Title of Each Class of                     Proposed Maximum          Amount of
           Securities to be Registered             Aggregate Offering Price(1) Registration Fee
--------------------------------------------------------------------------------
Common Stock par value $.01 per share............          $14,451,688              $4,018(2)
--------------------------------------------------------------------------------
Units............................................          $ 6,057,000(3)           $1,684
--------------------------------------------------------------------------------
13.5% Senior Subordinated Discount Notes due
 2009............................................                     (3)             --
--------------------------------------------------------------------------------
Warrants.........................................                     (3)             --
--------------------------------------------------------------------------------
Common Stock, par value $.01 per share, issuable
 upon exercise of Warrants.......................              --                     --
--------------------------------------------------------------------------------
Subsidiary Guarantees of the 13.5% Senior
 Subordinated Discount Notes due 2009............              --                         (4)

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(2) Includes fees paid to register the shares of common stock issuable upon exercise of the warrants.
(3) Each unit consists of $1,000 principal amount at maturity of 13.5% senior subordinated discount notes due 2009 and one warrant to purchase shares of our common stock, par value $.01 per share, at an exercise price of $.01 per share.
(4) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by AirGate PCS, Inc. and AGW Leasing Company, Inc. (the "Registrants") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The Registrants hereby incorporate by reference into this Registration Statement on Form S-1 the contents of the Registrants' Registration Statement on Form S-1 (File
Nos. 333-79189-02 and 333-79189-01) declared effective on September 27, 1999 by the Securities and Exchange Commission (the "Commission") including each of the documents filed or deemed included by the Registrants with the Commission therein.

  Pursuant to the requirements of the Securities Act, AirGate PCS, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on September 28,1999.

                                          Airgate PCS, Inc.

                                                  /s/ Thomas M. Dougherty
                                          By: _________________________________
                                                 Name: Thomas M. Dougherty
                                               Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                            Title                   Date
                 ----                            -----                   ----
     /s/ Thomas M. Dougherty           Chief Executive Officer     September 28,1999
______________________________________  and Director (Principal
         Thomas M. Dougherty            Executive Officer)

      /s/ Alan B. Catherall*           Chief Financial Officer     September 28,1999
______________________________________  (Principal Financial and
          Alan B. Catherall             Accounting Officer)

        /s/ W. Chris Blane*            Vice President and          September 28,1999
______________________________________  Director
            W. Chris Blane

      /s/ Thomas D. Body III*          Vice President and          September 28,1999
______________________________________  Director
          Thomas D. Body III

       /s/ Barry Schiffman*            Director                    September 28,1999
______________________________________
           Barry Schiffman

          /s/ Gill Cogan*              Director                    September 28,1999
______________________________________
              Gill Cogan

       /s/ Thomas M. Dougherty                                     September 28,1999
*By: _________________________________
         Thomas M. Dougherty
           Attorney-in-Fact

  Pursuant to the requirements of the Securities Act, AGW Leasing Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on September 28, 1999.

                                          AGW Leasing Company, Inc.

                                                  /s/ Thomas M. Dougherty
                                          By: _________________________________
                                                 Name: Thomas M. Dougherty
                                               Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                            Title                   Date
                 ----                            -----                   ----
     /s/ Thomas M. Dougherty           Chief Executive Officer    September 28, 1999
______________________________________  and Director (Principal
         Thomas M. Dougherty            Executive Officer)

      /s/ Alan B. Catherall*           Chief Financial Officer    September 28, 1999
______________________________________  (Principal Financial and
          Alan B. Catherall             Accounting Officer)

        /s/ W. Chris Blane*            Vice President and         September 28, 1999
______________________________________  Director
            W. Chris Blane

      /s/ Thomas D. Body III*          Vice President and         September 28, 1999
______________________________________  Director
          Thomas D. Body III

       /s/ Barry Schiffman*            Director                   September 28, 1999
______________________________________
           Barry Schiffman

          /s/ Gill Cogan*              Director                   September 28, 1999
______________________________________
              Gill Cogan

       /s/ Thomas M. Dougherty                                    September 28, 1999
*By: _________________________________
         Thomas M. Dougherty
           Attorney-in-Fact